Exhibit 99.(h)(10)(vi)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

Regarding

REVOCATION OF

RULE 30e-3

for Clayton Street Trust

Janus Henderson Distributors US LLC (the “Distributor”) and Janus Henderson Services US LLC (“Janus Henderson Services”), each a Delaware limited liability company, and Protective Life Insurance Company (the “Company”) entered into a certain fund participation agreement dated May 1, 2016, as amended (the “Participation Agreement”).  This Amendment (the “Amendment”) to the Participation Agreement is entered into as of July 29, 2024 (the “Effective Date”), by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Distributor, and Janus Henderson Services (collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of Clayton Street Trust (the “Trust”), an open-end management investment company, which is comprised of a number of investment portfolios (each, a “Portfolio”) and issues a separate series of shares of beneficial interest (the “Shares”) for each Portfolio representing a fractional undivided interest in that Portfolio. Each series of shares may be divided into several classes (“Classes”);

WHEREAS, all Shares of the Trust are registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) on Form N-1A. The term “registration statement,” as used herein, means the Trust’s 1933 Act registration statement on Form N-1A filed with the SEC, including all prospectuses therein (each, a “Prospectus”), statements of additional information therein (each, an “SAI”) and exhibits thereto, as of the effective date of the most recent post-effective amendment thereto;

WHEREAS, the Parties entered into an amendment dated March 15, 2022 (the “2022 Amendment”), which, among other things, adopted Rule 30e-3 procedures and certain Rule 498A related procedures;

WHEREAS, on October 26, 2022, the Securities and Exchange Commission (SEC) adopted amendments to rules governing shareholder reports, which revoked the SEC’s Rule 30e-3 of the 1940 Act as of July 24, 2024; and

WHEREAS, considering the SEC’s revocation of Rule 30e-3, the Parties desire to remove all references to and reliance on Rule 30e-3 procedures in the 2022 Amendment and redefine “Trust Documents”;

AMENDMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Distributor and Janus Henderson Services hereby agree to supplement and amend the Participation Agreement as follows:

1. All references to and reliance on Rule 30e-3 of the 1940 Act are hereby deleted.  For the avoidance of doubt, this includes the websites, fees, expenses, and notices associated with or pertaining to Rule 30e-3.

2. Section 1 (a) of the 2022 Amendment is hereby deleted in its entirety and replaced with the following:

“(a).     Trust Documents. The Trust or the Distributor is responsible for preparing and providing the “Trust Documents,” as specified in paragraph (j)(1)(iii) of Rule 498A.”

3. Construction of this Amendment; Participation Agreement. To the extent the terms of this Amendment conflict with the terms of the Participation Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment. This Amendment is in addition to, and not instead of and does not replace, any other Amendments to the Participation Agreement.

4. Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy, including an electronic signature, of this Amendment delivered by facsimile or by emailing a copy in portable document format (PDF) form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

[signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date above written.

The Company:

PROTECTIVE LIFE INSURANCE COMPANY

By:	/s/ Steve Cramer
Print Name:	Steve Cramer
Title:	SVP, Chief Product Officer – Retirement Division

The Distributor:

JANUS HENDERSON DISTRIBUTORS US LLC

By:	/s/ Michelin Sharp
Print Name:	Michelin Sharp
Title:	Head of the Insurance & Retirement Group

Janus Henderson Services:

JANUS HENDERSON SERVICES US LLC

By:	/s/ David Kelley
Print Name:	David Kelley
Title:	Global Head of Transfer Agency & President